As filed with the Securities and Exchange Commission on October 6, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DealerTrack Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2336218	7373
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

1111 Marcus Avenue
Suite M04
Lake Success, New York 11042
(516) 734-3600
(Address, including zip code, and telephone number,
including area code, of the registrant’s principal executive offices)

Eric D. Jacobs, Esq.
Senior Vice President, General Counsel and Secretary
DealerTrack Holdings, Inc.
1111 Marcus Avenue
Suite M04
Lake Success, New York 11042
(516) 734-3600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stuart M. Cable, Esq. Kenneth J. Gordon, Esq. Goodwin Procter llp Exchange Place 53 State Street Boston, Massachusetts 02109 (617) 570-1000	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑    File No. 333-136929
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum	Amount of
Title of Each Class	Amount to be		Offering Price		Aggregate Offering	Registration
of Securities to be Registered	Registered		Per Unit		Price	Fee
Common Stock, par value $0.01 per share (1)	1,150,000	(2)	$23.76	(3)	$27,324,000	$2,924

(1)	Includes shares of our common stock to be issuable upon exercise of the underwriters’ option to purchase additional shares of our common stock.

(2)	The 1,150,000 shares of Common Stock being registered in this Registration Statement is in addition to the 10,350,000 shares of Common Stock registered pursuant to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 28, 2006 and amended on September 25, 2006 (File No. 333-136929).

(3)	Based on the proposed offering price for the shares offered hereby.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE
COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE
     This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) by DealerTrack Holdings, Inc. (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction V of Form S-1. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1, as amended by Amendment No. 1 (File No. 333-136929), which was declared effective by the Commission on October 5, 2006 including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.
CERTIFICATION
     The Company hereby certifies to the Commission that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on October 6, 2006), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than October 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, DealerTrack Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on October 5, 2006.

DEALERTRACK HOLDINGS, INC.
By:	/s/ Mark F. O'Neil
Mark F. O'Neil
Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark F. O’Neil Mark F. O’Neil	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 5, 2006
/s/ Robert J. Cox III Robert J. Cox III	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	October 5, 2006
* Howard L. Tischler	Lead Director	October 5, 2006
* Steven J. Dietz	Director	October 5, 2006
* Thomas R. Gibson	Director	October 5, 2006
* Mary Cirillo-Goldberg	Director	October 5, 2006
* John J. McDonnell, Jr.	Director	October 5, 2006
* James David Power III	Director	October 5, 2006

By:	*/s/ Mark F. O'Neil
Mark F. O'Neil
Attorney-in-Fact

EXHIBIT INDEX

Number	Description
5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Goodwin & Procter LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
23.3*	Consent of PricewaterhouseCoopers LLP.
23.4*	Consent of KPMG LLP.
23.5*	Consent of PricewaterhouseCoopers LLP.
23.6*	Consent of KPMG LLP.

*	Filed herewith.

4